Exhibit 99.1

Ascent Solar Announces $32 Million Secured Convertible Debt Agreement

THORNTON, Colo.—(BUSINESS WIRE)—Ascent Solar Technologies, Inc. (NASDAQ:ASTI), a developer and manufacturer of state-of-the-art, flexible thin-film photovoltaic modules integrated into the company’s EnerPlex™ series of consumer products, announced today that it entered into definitive agreements on July 18, 2014 with institutional and certain investors, pursuant to which it will issue $32 million principal amount of senior secured convertible notes and warrants to purchase shares of its common stock in a private placement. The transaction is subject to customary closing conditions and is expected to close by July 25, 2014. WestPark Capital, Inc. acted as the sole placement agent.

Ascent Solar will receive $7 million in gross proceeds at closing. The remaining gross proceeds of $25 million from the financing will be placed at closing into control accounts of the company. Those funds will be released for the company’s use in installments over the 18-month period following the closing.

The notes carry an 8% annual interest rate, subject to certain adjustments. The notes will mature on the fifth anniversary of closing. The notes are convertible, in whole or in part, at the holder’s option, into shares of Ascent Solar’s common stock at a price of $0.5246 per share, subject to certain adjustments.

In connection with the sale of the notes, Ascent Solar will issue to the investors warrants to purchase 26,685,729 shares of its common stock. The warrants are exercisable beginning on the issuance date through the fifth anniversary of closing, at $0.5246 per share, subject to certain adjustments. Any funds received by Ascent Solar from exercise of the warrants would be in addition to the financing proceeds.

Ascent Solar entered into a registration rights agreement with the investors pursuant to which it agreed to file a registration statement following closing with the U.S. Securities and Exchange Commission (the “SEC”) registering for resale a portion of the shares of common stock issuable upon conversion of, or as payment of principal and interest on, the notes and upon exercise of the warrants.

Victor Lee, President and CEO of Ascent Solar said, “We are extremely pleased with the completion of this agreement, especially from these sophisticated institutional investors. This is the largest financing commitment, by far, that we have received from investors in several years and will provide sufficient capital to finance our expected rapid expansion.”

“The significant size of this funding will dramatically advance Ascent Solar’s business plan and execution. The continued growth in our product sales, the expansion of our product portfolio, the expansion of our distribution network, and the initiation of our partnership in China are all attractive aspects of our business going forward” stated Dr. Amit Kumar, Chairman of the Board of Directors of Ascent Solar.

This press release includes a summary of the general terms of the transaction. The complete terms of the financing have been included in a Form 8-K filed by Ascent Solar with the SEC on July 21, 2014.

This press release does not and shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any state or jurisdiction.

About Ascent Solar Technologies, Inc.:

Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that are more flexible, versatile and rugged than traditional solar panels. Ascent Solar modules can be directly integrated into consumer products and off-grid applications, as well as aerospace and building integrated applications. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.goenerplex.com or www.ascentsolar.com.

Forward-Looking Statements:

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believe,” “expect,” “intend,” “anticipate,” “plan,” and other words and terms of similar meaning to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. The Company disclaims any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Ascent Solar Technologies, Inc.

Investor Relations Contact:

CleanTech IR

Brion D. Tanous, 310-541-6824

Mobile: 424-634-8592

btanous@cleantech-ir.com

or

Ascent Solar Technologies, Inc.

Justin R. Jacobs, 1-720-872-5194

jjacobs@ascentsolar.com